Exhibit 99.1

                       KeySpan Announces Earnings for 2001
                  -- 2001 Earnings in Line with Expectations --
                         -- Sale of Midland Enterprises
                         Announced -- -- Core Businesses
                         Expected to Grow 8% in 2002 --

Brooklyn, New York, January 24, 2002 - KeySpan Corporation (NYSE: KSE) reported today that its 2001 consolidated earnings were in line with expectations at $349.7 million, or $2.53 per share, versus consolidated earnings of $323.3 million, or $2.41 per share in 2000, excluding all special items in both years, which are discussed in detail below. Higher year-to-date earnings resulted from a solid performance by our core gas distribution business, as well as increased production and higher realized prices earlier in the year, from our gas exploration and production activities. Consolidated results include the Midland Enterprises barge operation annual earnings contribution of $9.0 million or $0.06 per share in 2001, and loss of $1.9 million or $0.01 per share in 2000, which has been classified as discontinued operations as a result of the sale of this business announced below.

Consolidated earnings, including all special charges and discontinued operations, were $213.1 million, or $1.54 per share in 2001, compared to $282.7 million or $2.10 per share in 2000. Diluted earnings per share for the year ended 2001 were $1.52 per share.

Consolidated earnings for the fourth quarter of 2001 were $99.0 million, or $0.71 per share, versus consolidated earnings of $100.9 million, or $0.75 per share in 2000, excluding all special items in both quarters. Fourth quarter results were slightly lower than the prior year due to both substantially warmer weather and significantly lower gas commodity prices. Consolidated quarterly results include Midland's quarterly earnings of $3.6 million or $0.03 per share in 2001, and loss of $1.9 million or $0.01 per share in 2000.

Consolidated earnings for the fourth quarter of 2001, including all special charges and discontinued operations, were $34.4 million, or $0.25 per share, as compared to $58.9 million, or $0.44 per share for the same period in the prior year.

Commenting on the Company's performance, Robert B. Catell, chairman and chief executive officer, said, "I am pleased with the progress that we have made in implementing our strategy. The results in our core operations reflect the success of KeySpan's growth initiatives in the Northeast, which have enabled us to significantly expand our revenue base. Our cost-containment programs continue to provide substantial savings and operational efficiencies. Specifically, we have realized significant gas sales growth in each of our territories. In addition, we are moving forward with our focused generation strategy as evidenced by our progress in building new generation plants in our region. Our announced divestiture of Midland Enterprises is a major step toward exiting our non-core businesses and enhancing our Northeast focus."

Fourth Quarter Special Charges

KeySpan recorded the following special items during the fourth quarter of 2001:

As part of the Eastern acquisition in November 2000, the Securities and Exchange Commission ordered the Company to divest its interest in the Midland barge business because it was not functionally related to our core utility operations. The Company announced today that it has entered into a contract to sell Midland Enterprises Inc. to a subsidiary of Ingram Industries for approximately $230 million, subject to adjustment. Ingram will also assume debt of approximately $135 million from Midland. The deal, which is subject to certain regulatory and tax approvals, is expected to close during the second quarter of 2002. As a result, the Company has recorded in the fourth quarter an estimated loss on the sale of this business of $30.4 million after tax, or $0.22 per share. The Company anticipates using the proceeds from this transaction to pay down debt.

As a result of the precipitous decline in gas prices, the Company's exploration and production operations recorded a non-cash after-tax impairment charge of $31.4 million, or $0.23 per share to write-down the carrying value of its investments in proved gas reserves. The non-cash write-down, in conformity with Securities and Exchange Commission rules for exploration and production companies which use the "full cost" accounting method, impacts KeySpan's interest in Houston Exploration, as well as KeySpan Exploration and Production LLC, a wholly owned subsidiary engaged in a joint venture with Houston Exploration.

Segment Highlights

Major highlights from operations in 2001 are reported on an Earnings Before Interest and Taxes (EBIT) basis, before special items and including discontinued operations, as follows:

o The Gas Distribution segment serving New York City, Long Island and New England recorded annual EBIT of $492.4 million, compared to $409.0 million in the prior year. The 20% EBIT improvement reflects the contributions of our newly acquired New England gas distribution companies, as well as continued gas-sales growth in all markets as conversions to natural gas continue at a brisk pace in all our territories. During 2001, KeySpan completed more than 50,000 gas installations that will add $61.7 million in new gross profit margin -- more than a 13% increase over the prior year's record level. KeySpan's gas distribution segment recorded EBIT of $173.8 million in the fourth quarter, compared to EBIT of $187.3 million in last year's fourth quarter, primarily due to significantly warmer weather throughout the Northeast.

o The Electric Services segment had annual EBIT of $246.1 million, as compared to EBIT of $251.0 million last year. KeySpan's electric services segment recorded EBIT of $54.1 million in the fourth quarter, compared to EBIT of $40.0 million in last year's fourth quarter. The quarterly increase primarily reflects lower operating expenses at our Ravenswood generation plant.

o Energy Services had annual EBIT of $31.7 million before special charges, as compared to $73.4 million last year. KeySpan's energy services segment recorded an EBIT loss of $6.8 million in the fourth quarter, compared to EBIT of $24.9 million in last year's fourth quarter. The annual and quarterly declines are primarily due to lower electric margins for Ravenswood energy procurement and fuel management.

o The Energy Investments segment, which includes the Company's gas exploration and production operations, as well as gas processing and pipeline investments, reported annual EBIT of $209.7 million, compared to $130.8 million for the same period last year, primarily due to strong exploration and production performance. KeySpan's energy investments segment recorded EBIT of $36.0 million in the fourth quarter, compared to EBIT of $55.6 million in last year's fourth quarter. Energy Investments' results include the 2001 annual and quarterly EBIT contributions of Midland of $27.5 million and $8.9 million respectively, and the 2000 annual and quarterly EBIT loss of $0.9 million.

     - Gas exploration and production operations, primarily the Company's 67% ownership of Houston Exploration Company (NYSE: THX), contributed annual EBIT of $160.7 million compared to $111.7 million last year. These annual results reflect a 25% increase in natural gas commodity prices and a 17% increase in production volumes. KeySpan's gas exploration and production operations recorded EBIT of $24.4 million in the fourth quarter, compared to EBIT of $51.0 million in last year's fourth quarter, primarily due to lower gas commodity prices. Given the volatility of the gas commodity market, THX has hedged approximately 60% of 2002 production at a weighted average floor price of $3.44 per MMBtu.

     - KeySpan's other energy investments, including Canadian mid-stream gas-processing plants, gas pipelines and the discontinued Midland barge operations contributed annual EBIT of $49.0 million compared to $19.1 million last year. KeySpan's other energy investments recorded EBIT of $11.6 million in the fourth quarter, compared to EBIT of $4.6 million in last year's fourth quarter.

o In 2001, most expenses related to the Company's `Other' business segment were allocated to each operating business segment. Excluding special charges, this segment recorded an annual loss of $80.0 million in 2000 and a loss of $55.4 million in the fourth quarter of 2000, primarily due to unallocated corporate expenses.

Update to 2002 Earnings Outlook

In December of last year, the Company announced a 2002 earnings forecast in the range of $2.70 to $2.85 per share. This range consisted of $2.40 to $2.45 per share primarily from core operations; and $0.30 to $0.40 per share from E&P operations. At this time, we are reaffirming our commitment to 8% growth in our core operations. However, the current low gas price environment has resulted in an E&P write-down, which required us to recognize 2002 hedging gains in 2001. Therefore, at this time, our current 2002 E&P earnings projection is approximately $0.20 per share below our prior guidance, although our cash flow should not be impacted. This projection could change significantly during the year due to market conditions.

Looking to the future, Mr. Catell said, "Our announced sale of Midland is a strategic step which reiterates our focus on our core businesses. These core businesses are projected to provide eight-percent earnings growth in 2002. Natural gas is the fuel of choice for homeowners throughout the Northeast, and with our strong customer relationships, conversions from oil to gas should continue to result in strong profit margin growth. Our plans to construct 650 megawatts of new power plants on Long Island and in New York City - of which 285 megawatts are under long-term contract - are moving ahead. We are looking at other opportunities to acquire generating plants in the attractive Northeast market. Also, development of new pipeline capacity to serve New York and Connecticut has received preliminary regulatory approval and would enable KeySpan to tap into new gas basins in the Canadian Atlantic. Finally, we are strongly committed to maintaining our dividend of $1.78 per share."


2001 and 2000 Special Items and Discontinued Operations

In order to reconcile the various special items to reported earnings, the following table is provided:
------------------------------------------- --------------------------- ------------------------
                                                       2001                      2000
                                                       ----                      ----
------------------------------------------- --------------------------- ------------------------
Year End EPS excluding Special Items &                $2.47                      $2.42
Discontinued Operations
------------------------------------------- --------------------------- ------------------------
Year End EPS from Discontinued Operations             $0.06                     ($0.01)
                                                      -----                     -------
------------------------------------------- --------------------------- ------------------------
Year End Consolidated EPS excluding                   $2.53                      $2.41
Special Items
------------------------------------------------------------------------------------------------

------------------------------------------- --------------------------- ------------------------
Special Items:
------------------------------------------- --------------------------- ------------------------
 Exploration & Production ("ceiling test")           ($0.23)
------------------------------------------- --------------------------- ------------------------
                Loss on Disposal of Midland          ($0.22)
------------------------------------------- --------------------------- ------------------------
   KeySpan Construction (formerly Roy Kay)           ($0.69)
------------------------------------------- --------------------------- ------------------------
 Successful Court Appeal (1989 Settlement)            $0.15
------------------------------------------- --------------------------- ------------------------
                     Restructuring Charges                                      ($0.31)
------------------------------------------- --------------------------- ------------------------

------------------------------------------- --------------------------- ------------------------
Year End EPS including Special Items &                $1.54                      $2.10
Discontinued Operations
------------------------------------------- --------------------------- ------------------------


2001 & 2000 Discontinued Operations
-----------------------------------

o The reclassification of Midland 2001 earnings of $9.0 million or $0.06 per share, as well as a 2000 loss of $1.9 million or $0.01 per share, to discontinued operations.

2001 Special Items
------------------

o Exploration and Production: A non-cash after-tax impairment charge of $31.4 million, or $0.23 per share, resulting from the full cost accounting "ceiling test."

o Loss on Disposal of Midland Enterprises: Estimated after-tax book loss of $30.4 million, or $0.22 per share resulting from the anticipated sale of Midland in 2002

o KeySpan Construction (formerly Roy Kay): After-tax charge of $95.0 million or $0.69 per share due to the discontinuance and exit of general contracting activities in our Energy Services segment.

o Successful Court Appeal: An after-tax benefit of $20.1 million or $0.15 per share due to a favorable ruling regarding the Company's obligation under a 1989 class action settlement agreement.

2000 Special Item
-----------------

o Restructuring charge: After-tax charge of $41.1 million or $0.31 per share primarily for early retirement and severance programs related to the acquisition of Eastern Enterprises.


A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and more than 13,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, Canadian gas processing and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and involve a number of risks and uncertainties. Actual results may differ materially from those discussed in such statements. Among the factors that could cause actual results to differ materially are: general economic trends; fluctuations in gas and electric prices; available sources and cost of fuel; State and Federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the Company to successfully reduce its cost structure; the ability of the Company to successfully integrate acquired operations; the degree to which the Company develops non-regulated business ventures; the effect of inflationary trends and increases in interest rates; and risks detailed from time to time in reports and other documents filed by the Company with the Securities and Exchange Commission.

Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2001 Earnings Conference Call on:

Thursday, January 24, 2002, at 11:30 AM Dial Number: 888-552-7850
Replay Number:  800-642-1687        Access Code: 2755812

                              KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)

---------------------------------------------------------------------------------------------------------------------
                                                         3 Months       3 Months        12 Months       12 Months
                                                           Ended          Ended           Ended           Ended
                                                        12/31/2001     12/31/2000      12/31/2001      12/31/2000
---------------------------------------------------------------------------------------------------------------------
Revenues
  Gas Distribution                                          $892,519      $1,097,190      $3,613,551      $2,555,785
  Electric Services                                          331,923         347,095       1,421,079       1,444,711
  Energy Services                                            285,246         289,990       1,100,166         770,110
  Energy Investments                                         106,598         135,089         498,319         310,096
---------------------------------------------------------------------------------------------------------------------
Total Revenues                                             1,616,286       1,869,364       6,633,115       5,080,702
---------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Purchased gas for resale                                   471,522         691,482       2,166,113       1,408,680
  Fuel and purchased power                                    84,320         126,764         538,532         460,841
  Operations and maintenance                                 574,102         536,155       2,116,574       1,659,736
  Early Retirement Charge                                          -          65,175               -          65,175
  Depreciation, depletion and amortization                   182,528         114,558         571,207         330,922
  Operating taxes                                            111,190         123,926         448,924         421,936
---------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   1,423,662       1,658,060       5,841,350       4,347,290
---------------------------------------------------------------------------------------------------------------------
Operating Income                                             192,624         211,304         791,765         733,412

Other Income and (Deductions)                                  9,478         (24,912)          9,794         (12,086)
---------------------------------------------------------------------------------------------------------------------
Income From Continuing Operations
   Before Interest Charges & Income Taxes                    202,102         186,392         801,559         721,326

Interest Charges                                              89,510          77,478         353,470         201,314
Income Taxes                                                  49,924          46,404         207,751         217,262
---------------------------------------------------------------------------------------------------------------------
Net Income                                                    62,668          62,510         240,338         302,750
Preferred stock dividend requirements                          1,476           1,660           5,904          18,113
---------------------------------------------------------------------------------------------------------------------
Earnings From Continuing Operations                           61,192          60,850         234,434         284,637
---------------------------------------------------------------------------------------------------------------------

Discontinued Operations
       Income from operations, net of tax                      3,606          (1,943)          9,014          (1,943)
       Loss on disposal, net of tax                          (30,356)              -         (30,356)              -
---------------------------------------------------------------------------------------------------------------------
(Loss) From Discontinued Operations                          (26,750)         (1,943)        (21,342)         (1,943)
---------------------------------------------------------------------------------------------------------------------

Earnings For Common Stock                                    $34,442         $58,907        $213,092        $282,694
---------------------------------------------------------------------------------------------------------------------

Earnings Per Share
 From Continuing Operations                                     0.44            0.45            1.70            2.12

(Loss) Per Share From
 Discontinued Operations                                       (0.19)          (0.01)          (0.16)          (0.02)
---------------------------------------------------------------------------------------------------------------------

Earnings Per Common Share                                     $ 0.25          $ 0.44          $ 1.54          $ 2.10
---------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Common Share                             $ 0.25          $ 0.43          $ 1.52          $ 2.09
---------------------------------------------------------------------------------------------------------------------

Average Common Shares Outstanding (000)                      139,285         135,333         138,214         134,357

Average Common Shares
 Outstanding - Diluted (000)                                 140,121         136,743         139,218         135,165

PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY
                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2001
                            (In Thousands of Dollars)
                                                                 Energy Investments
                                                         ----------------------------------
                                                             Gas                                Total
                                Gas        Electric    Exploration       Other       Energy    Operating   Recon-       Total
                             Distribution  Services    & Production   Investments    Services  Segments    ciliations  Consolidated
                            ------------------------------------------------------------------------------------------------------
 Unaffliated Revenues          892,519      331,923      81,938         24,660      255,615    1,586,655    29,631     1,616,286
 Intersegment Revenues                                                                2,012        2,012    (2,012)            -
                            -----------------------------------------------------------------------------------------------------
 Revenues                      892,519      331,923      81,938         24,660      257,627    1,588,667    27,619     1,616,286

 Operation Expenses
 Purchased Gas                 434,708            -           -              -       36,814      471,522         -       471,522

 Purchased Fuel                      -       40,343           -              -       43,977       84,320         -        84,320

 Operations and Maintenance    155,837      196,026       3,201         22,444      182,629      560,137    13,965       574,102

 Depreciation, Depletion
  & Amortizations               61,846       13,767      94,037          4,400        3,564      177,614     4,914       182,528

 Operating Taxes                65,202       35,097       7,537          1,484          310      109,630     1,560       111,190

                            -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses     717,593      285,233     104,775         28,328      267,294    1,403,223    20,439     1,423,662
                            -----------------------------------------------------------------------------------------------------


 Operating Income              174,926       46,690     (22,837)        (3,668)      (9,667)     185,444     7,180       192,624

 Other Income and
 (Deductions)                   (1,160)       7,405      (2,971)         6,393        2,902       12,569    (3,091)        9,478

 Income Before Interest
                            -----------------------------------------------------------------------------------------------------
  Charges & Income Taxes       173,766       54,095     (25,808)         2,725       (6,765)     198,013     4,089       202,102
                            =====================================================================================================

 Special Items:
 Roy Kay Companies [-]               -            -           -              -            -            -    (4,061)       (4,061)
 Midland Operations [+]              -            -           -          8,876            -        8,876         -         8,876
 RICO Settlement [-]                 -            -           -              -            -            -         -             -
 Ceiling Test Write-down [-]         -            -     (50,206)             -            -      (50,206)        -       (50,206)

 EBIT Excluding
                            -----------------------------------------------------------------------------------------------------
  Special Items                173,766       54,095      24,398         11,601       (6,765)     257,095     8,150       265,245
                            =====================================================================================================

PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY
              KeySpan Corporation
              Segment Information
                Three Months Ended Dec 31 , 2000
           (In Thousands of Dollars)

                                                               Energy Investments
                                                       ----------------------------------
                                                           Gas                                  Total
                                 Gas        Electric    Exploration       Other       Energy    Operating   Recon-       Total
                              Distribution  Services    & Production   Investments    Services  Segments    ciliations  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
    Unaffliated Revenues        1,097,190      347,095     104,243     30,608       289,990    1,869,126          238   1,869,364
   Intersegment Revenues                                                             15,235       15,235      (15,235)          -
                            ------------------------------------------------------------------------------------------------------
                                1,097,190      347,095     104,243     30,608       305,225    1,884,361      (14,997)  1,869,364
                            ------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                    640,268           -            -      2,592        48,622      691,482            -     691,482

 Purchased Fuel                         -       80,008           -          -        46,756      126,764            -     126,764

 Operations and Maintenance       134,175      177,211      12,037     23,263       182,141      528,827        7,328     536,155

 Early Retirement and
  Severance Programs               41,790          321                                            42,111       23,064      65,175

 Depreciation, Depletion
  & Amortizations                  56,637       12,464      30,107      5,087         3,095      107,390        7,168     114,558

 Operating Taxes                   77,104       41,283         203        429           183      119,202        4,724     123,926

                            ------------------------------------------------------------------------------------------------------
 Total  Operating Expenses        949,974      311,287      42,347     31,371       280,797    1,615,776       42,284   1,658,060
                            ------------------------------------------------------------------------------------------------------

 Operating Income                 147,216       35,808      61,896       (763)       24,428      268,585      (57,281)    211,304

 Other Income & (Deductions)       (1,691)       3,910     (10,915)     6,302        (1,334)      (3,728)     (21,184)    (24,912)

 Income Before Interest
                            ------------------------------------------------------------------------------------------------------
   Charges and Income Taxes       145,525       39,718      50,981      5,539        23,094      264,857      (78,465)    186,392
                            ======================================================================================================

 Special Items:
 Roy Kay Companies [-]                  -            -           -          -        (1,787)      (1,787)           -      (1,787)
 Early Retirement and
  Severance Programs [-]          (41,790)        (321)                                          (42,111)     (23,064)    (65,175)
 Midland Operations [+]                 -            -           -       (893)            -         (893)           -        (893)

 EBIT
                            ------------------------------------------------------------------------------------------------------
  Excluding Special Items         187,315       40,039      50,981      4,646        24,881      307,862      (55,401)    252,461
                            ======================================================================================================


PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY
                               KeySpan Corporation
                               Segment Information
                  For The Twelve Months Ended December 31, 2001
                            (In Thousands of Dollars)
                                                        Energy Investments
                                                -----------------------------------
                                                            Gas                                Total
                                 Gas        Electric    Exploration     Other     Energy       Operating   Recon-       Total
                              Distribution  Services    & Production Investments  Services     Segments    ciliations  Consolidated
                             ------------------------------------------------------------------------------------------------------
 Unaffliated Revenues         3,613,551      1,421,079     400,031      98,287      1,056,342   6,589,290     43,825     6,633,115
 Intersegment Revenues                                                                 46,718      46,718    (46,718)            -
                             ------------------------------------------------------------------------------------------------------
 Revenues                     3,613,551      1,421,079     400,031      98,287      1,103,060   6,636,008     (2,893)    6,633,115

 Operation Expenses
 Purchased Gas                2,012,782              -           -       2,731        150,600   2,166,113          -     2,166,113

 Purchased Fuel                       -        281,398           -           -        257,134     538,532          -       538,532

 Operations and Maintenance     598,341        699,169      43,542      71,411        649,119   2,061,582     54,992     2,116,574

 Depreciation, Depletion
  & Amortizations               253,523         52,247     196,786      15,737         17,892     536,185     35,022       571,207

 Operating Taxes                267,512        155,697      12,111       2,415            873     438,608     10,316       448,924

                             ------------------------------------------------------------------------------------------------------
 Total  Operating Expenses    3,132,158      1,188,511     252,439      92,294      1,075,618   5,741,020    100,330     5,841,350
                             ------------------------------------------------------------------------------------------------------

 Operating Income               481,393        232,568     147,592       5,993         27,442     894,988   (103,223)      791,765

 Other Income and
  (Deductions)                   10,969         13,523     (37,140)     15,551          4,282       7,185      2,609         9,794

 Income Before Interest
                             ------------------------------------------------------------------------------------------------------
   Charges & Income Taxes       492,362        246,091     110,452      21,544         31,724     902,173   (100,614)      801,559
                             ======================================================================================================

 Special Items:
 Roy Kay Companies [-]                -              -           -           -              -           -   (137,774)     (137,774)
 Midland Operations[+]                -              -           -      27,449              -      27,449          -        27,449
 RICO Settlement [-]                  -              -           -           -              -           -     22,000        22,000
 Ceiling Test Write-down [-]          -              -     (50,206)          -              -     (50,206)         -       (50,206)

 EBIT
                              ------------------------------------------------------------------------------------------------------
  Excluding Special Items       492,362        246,091     160,658      48,993         31,724     979,828     15,160       994,988
                             ======================================================================================================


 PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY
             KeySpan Corporation
             Segment Information
               Twelve Months Ended Dec. 31, 2000
          (In Thousands of Dollars)
                                                             Energy Investments
                                                     -----------------------------------
                                                     -----------------------------------
                                                            Gas                                  Total
                                 Gas        Electric    Exploration     Other     Energy       Operating   Recon-       Total
                              Distribution  Services    & Production  Investments Services     Segments    ciliations  Consolidated
                              ------------------------------------------------------------------------------------------------------
 Revenues                      2,555,785     1,444,711    274,209      35,258       770,110    5,080,073        629     5,080,702
   Intersegment Revenues               -             -          -           -        63,296       63,296    (63,296)            -
                              ----------------------------------------------------------------------------------------------------
 Revenues                      2,555,785     1,444,711    274,209      35,258       833,406    5,143,369    (62,667)    5,080,702
                              ----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                 1,303,515             -          -       2,592       102,573    1,408,680          -     1,408,680

 Purchased Fuel                        -       315,139          -           -       145,702      460,841          -       460,841

 Operations & Maintenance        456,028       675,072     43,216      31,551       497,109    1,702,976    (43,240)    1,659,736

 Early Retirement &
   Severance Programs             41,790           321          -           -             -       42,111     23,064        65,175

 Depreciation, Depletion
   & Amortization                143,335        49,278     95,364       6,586        10,347      304,910     26,012       330,922

 Operating Taxes                 249,665       158,886      1,219         810           183      410,763     11,173       421,936
                              ----------------------------------------------------------------------------------------------------
 Total Operating Expenses      2,194,333     1,198,696    139,799      41,539       755,914    4,330,281     17,009     4,347,290
                              ----------------------------------------------------------------------------------------------------

 Operating Income                361,452       246,015    134,410      (6,281)       77,492      813,088    (79,676)      733,412

 Other Income and
 (Deductions)                      5,774         4,673    (22,738)     26,295        (2,727)      11,277    (23,363)      (12,086)

 Income Before Interest
                              ----------------------------------------------------------------------------------------------------
    Charges & Income Taxes       367,226       250,688    111,672      20,014        74,765      824,365   (103,039)      721,326
                              ====================================================================================================

 Special Items:
 Roy Kay Companies[-]                  -             -          -           -         1,321        1,321          -         1,321
 Early Retirement
  & Severance Programs [-]       (41,790)         (321)         -           -             -      (42,111)   (23,064)      (65,175)
 Midland Operations[+]                 -             -          -        (893)            -         (893)         -          (893)
                              ----------------------------------------------------------------------------------------------------
 EBIT
  Excluding Special Items        409,016       251,009    111,672      19,121        73,444      864,262    (79,975)      784,287
                              ====================================================================================================